For Immediate Release

8x8, Inc. Announces Third Quarter Fiscal 2014 Financial Results

Record Revenue and New Services Sold, Up 24% and 38% Year-Over-Year

SAN JOSE, Calif. — January 22, 2014 — 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communication and collaboration solutions, today announced operating results for the third quarter of fiscal 2014 ended December 31, 2013.

The Company generated record revenue of $32.7 million for the third quarter of fiscal 2014, an increase of 24% over revenue of $26.4 million for the third quarter of fiscal 2013. The number of new services sold during the quarter was a record 61,286, an increase of 38% from 44,366 new services sold in the same period last year.

GAAP net income for the third quarter of fiscal 2014 was $89,000, or $0.00 per diluted share, with $3.2 million of stock-based compensation expense in the quarter, approximately half of which is related to management transitions. Non-GAAP net income for the quarter was $2.5 million, or $0.03 per diluted share, representing 8% of revenue.

"8x8's results for the third quarter of fiscal 2014 displayed continued momentum, with a 24% increase in total revenue and a significant uptick in the number of new services sold during the quarter," said 8x8 CEO Vik Verma. "Mid-market adoption of cloud-based communication and collaboration solutions is accelerating, and 8x8's comprehensive suite of services is resonating well with these customers."

Third Quarter Fiscal 2014 Financial Results:
  Revenue from business customers increased 26% year-over-year to a record $32.3 million and represented 99% of total revenue.
  Number of new services sold during the third quarter was a record 61,286 vs. 44,366 in the same period last year.
  Average number of subscribed services per new business customer added during the quarter grew 20% to a record 20.4 from 17.0 in the same period last year.
  Average monthly service revenue per business customer was a record $274, compared with $252 in the same period last year.
  Channel and mid-market sales comprised a record 35% of new monthly recurring revenue sold in the quarter, a 57% increase compared with the same period last year.
  Service margin was 81%, compared with 80% in the same period a year ago; overall gross margin was 71%, compared with 69% in the same year ago period.
  Monthly business service revenue churn was 1.5%, compared with 2.3% in the same period last year; monthly business customer churn was 1.6%, unchanged from the third quarter of fiscal 2013.
  Cash, cash equivalents and investments were $174.0 million in the third quarter of fiscal 2014, compared with $46.5 million in the same period last year.

"With the acquisition of Voicenet now complete, our Global Reach initiative moving forward with data center infrastructure deployed in London and Hong Kong, and a successful stock offering, 8x8 remains favorably positioned to capture the increasing worldwide demand we see for our cloud communication and collaboration services," Verma continued. "As we continue to expand domestically and internationally, we will maintain our increased investment in R&D, sales and marketing while targeting non-GAAP net income as a percentage of revenue in the high-single digit range."

Additional Third Quarter and Year-to-Date Business Highlights:

  Ended the quarter with 36,753 business customers, compared with 31,177 customers in the same period a year ago.
  Acquired Voicenet Solutions, one of the UK's leading providers of cloud telephony and unified communication solutions.
  Completed a common stock offering with net proceeds of $126 million.
  Named to Forbes 2013 List of 100 Best Small Companies in America
  Named a Market `Leader' by Gartner Inc. in its Magic Quadrant for Unified Communications as a Service (UCaaS) in North America.
  Recognized As `Cloud Partner of the Year' By Insight Enterprises.
  Awarded new Virtual Contact Center patent for a total of 92 issued patents

Non-GAAP Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs, gain on patent sale, gain on disposal of discontinued operations, management transition and gain on escrow settlement. We have excluded gain on patent sale, gain on disposal of discontinued operations and gain on escrow settlement because we consider these to have been isolated transactions and believe these are not reflective of our ongoing operations, and this reduces comparability of periodic operating results when these are included. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit an acquired facility, and management transition expenses because these expenses are attributable to non-routine transactions and are not part of ongoing operations that we measure for internal management reporting purposes. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, January 22, 2014 at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #26394910) (404) 537-3406, international (Conference ID #26394910)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight January 28, 2014. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is a provider of cloud-based unified communication and collaboration (UCC) solutions to small and medium businesses and mid-market and distributed enterprises. The company delivers a broad suite of UCC services to in-office and mobile devices spanning cloud business phone service, virtual meeting web conferencing, contact center software and virtual desktop through our proprietary unified software as a service, or SaaS, platform. For additional information, visit www.8x8.com, or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features; success of our efforts to target mid- market and larger distributed enterprises; changes in the competitive dynamics of the markets in which we compete; customer cancellations and rate of churn; impact of current economic climate and adverse credit markets on our target customers; our ability to scale our business; our reliance on infrastructure of third-party network services providers; risk of failure in our physical infrastructure; risk failure of our software; our ability to maintain the compatibility of our software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements; the amount and timing of costs associated with recruiting, training and integrating new employees; introduction and adoption of our cloud communication and collaboration services in markets outside of the United States; and general economic conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Service revenue	$29,737	$24,023	$84,062	$69,314
Product revenue	3,008	2,382	8,749	6,656
Total revenue	32,745	26,405	92,811	75,970

Operating expenses: (1)
Cost of service revenue	5,584	4,890	15,579	15,184
Cost of product revenue	4,041	3,203	11,171	8,585
Research and development	3,325	2,117	8,301	5,973
Sales and marketing	16,051	11,561	42,868	32,629
General and administrative	5,547	2,119	11,444	6,226
Gain on patent sale	-	-	-	(11,965)
Total operating expenses	34,548	23,890	89,363	56,632
Income (loss) from operations	(1,803)	2,515	3,448	19,338
Other income, net	586	73	602	90
Income (loss) from continuing operations before
provision (benefit) for income taxes	(1,217)	2,588	4,050	19,428
Provision (benefit) for income taxes	(1,306)	814	481	7,494
Income from continuing operations	89	1,774	3,569	11,934
Income from discontinued operations,
net of income tax provision	-	146	301	344
Gain on disposal of discontinued operations,
net of income tax provision of $463	-	-	589	-
Net Income	$89	$1,920	$4,459	$12,278

Income per share - continuing operations:
Basic	$0.00	$0.03	$0.05	$0.17
Diluted	$0.00	$0.03	$0.05	$0.16
Income per share - discontinued operations:
Basic	$0.00	$0.00	$0.01	$0.00
Diluted	$0.00	$0.00	$0.01	$0.00
Net income per share:
Basic	$0.00	$0.03	$0.06	$0.17
Diluted	$0.00	$0.03	$0.06	$0.16
Weighted average number of shares:
Basic	79,742	71,611	75,071	71,197
Diluted	83,182	74,988	78,389	74,483

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of service revenue	$101	$63	$237	$149
Cost of product revenue	-	-	-	1
Research and development	339	125	634	295
Sales and marketing	660	355	1,400	979
General and administrative	2,132	222	2,974	403
	$3,232	$765	$5,245	$1,827

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,	March 31,
	2013	2013
ASSETS
Current assets
Cash and cash equivalents	$172,114	$50,305
Investments	1,901	1,964
Accounts receivable, net	5,169	3,880
Inventory	828	511
Deferred tax assets	4,532	6,096
Other current assets	2,214	914
Total current assets	186,758	63,670
Property and equipment, net	7,485	6,673
Intangible assets, net	15,606	10,194
Goodwill	38,235	25,150
Deferred tax assets, non-current	47,366	46,352
Other assets	1,101	572
Total assets	$296,551	$152,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,497	$5,644
Accrued compensation	5,311	3,629
Accrued warranty	634	452
Deferred revenue	3,208	1,236
Other accrued liabilities	3,820	2,774
Total current liabilities	19,470	13,735

Other liabilities	1,684	1,843
Total liabilities	21,154	15,578

Total stockholders' equity	275,397	137,033
Total liabilities and stockholders' equity	$296,551	$152,611

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net income	$4,459	$12,278
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	1,888	1,816
Amortization of intangible assets	1,074	1,071
Amortization of capitalized software	92	-
Gain on disposal of discontinued operations	(589)	-
Gain on escrow settlement	(565)	-
Stock-based compensation	5,245	1,827
Deferred income tax provision	87	7,359
Other	490	409
Changes in assets and liabilities:
Accounts receivable, net	(1,104)	(1,700)
Inventory	(245)	(25)
Other current and noncurrent assets	(570)	(48)
Deferred cost of goods sold	211	(18)
Accounts payable	(1,290)	(38)
Accrued compensation	1,217	663
Accrued warranty	182	35
Accrued taxes and fees	62	495
Deferred revenue	757	61
Other current and noncurrent liabilities	172	1,806
Net cash provided by operating activities	11,573	25,991

Cash flows from investing activities:
Purchases of property and equipment	(2,081)	(5,245)
Acquisition of businesses, net of cash acquired	(18,474)	-
Proceeds from disposition of discontinued operations, net of transaction costs	3,000	-
Cost of capitalized software	(590)	-
Net cash used in investing activities	(18,145)	(5,245)

Cash flows from financing activities:
Capital lease payments	(26)	(73)
Repurchase of common stock	(320)	(285)
Proceeds from issuance of common stock, net of issuance costs	125,758	-
Proceeds from issuance of common stock under employee stock plans	2,959	1,743
Net cash provided by financing activities	128,371	1,385

Effect of exchange rate changes on cash	10	-
Net increase in cash and cash equivalents	121,809	22,131

Cash and cash equivalents at the beginning of the period	50,305	22,426
Cash and cash equivalents at the end of the period	$172,114	$44,557

8x8, Inc.
Selected Operating Statistics (1)
	Three Months Ended
	June 30, 2012	Sept. 30, 2012	Dec. 31, 2012	March 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013
Gross business customer additions (2)	2,912	2,908	2,612	2,800	2,693	2,961	3,001
Number of new services sold (2)(3)	40,986	42,853	44,366	50,670	47,318	52,412	61,286
Average number of subscribed services per
new business customer (4)	14.1	14.7	17.0	18.1	17.6	17.7	20.4
Business subscriber acquisition cost per service (5)	$ 93	$ 86	$ 97	$ 91	$ 96	$ 94	$ 92

Total business customers (2)(6)	29,593	30,191	31,177	32,242	33,374	34,674	36,753
Average number of subscribed services per
business customer (7)	10.2	10.8	11.3	11.6	12.0	12.2	12.6
Business customer average monthly service
revenue per customer (8)	$ 242	$ 247	$ 252	$ 256	$ 263	$ 268	$ 274

Monthly business customer churn (less cancellations
within 30 days of sign-up) (9)	1.7%	2.4%	1.6%	1.7%	1.5%	1.5%	1.6%
Monthly business service revenue churn	2.3%	0.9%	2.3%	1.2%	1.2%	1.2%	1.5%

Overall service margin	77%	77%	80%	81%	82%	81%	81%
Overall product margin	-30%	-22%	-34%	-17%	-22%	-27%	-34%
Overall gross margin	68%	69%	69%	71%	72%	71%	71%

(1)	Selected operating statistics table include continuing operations and excludes dedicated server hosting business sold September 30, 2013.
(2)	Does not include customers of Virtual Office Solo, DNS or Cloud VPS.
(3)	Number of recurring revenue services sold to business customers during the period.
(4)	Number of new services sold divided by gross business customer additions.
(5)

The combined costs of advertising, marketing, promotions, sales commissions and equipment subsidies for new services sold during the period divided by the number of new services sold during the period.

(6)

Business customers are defined as customers paying for service. Customers that are currently in the 30- day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo, DNS or Cloud VPS services are not included as business customers.

(7)

The simple average number of subscribed services divided by the simple average number of business customers during the period. The simple average number of subscribed services is the number of subscribed services on the first day of the period plus the number of subscribed services on the last day of the period divided by two. The simple average number of business customers is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(8)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(9)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30-day trial) by the simple average number of business customers and dividing the result by the number of months in the period. In the second quarter of fiscal 2013, an affiliate with 411 business customers representing approximately $9,000 of monthly service revenue cancelled service. Excluding these 411 cancellations, business customer churn (less cancellations within 30 days of sign-up) was 1.9%.

8x8, Inc
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$89	$1,920	$4,459	$12,278
Gain on patent sale	-	-		(11,965)
Gain on escrow settlement	(565)		(565)	-
Gain on disposal of discontinued operations	-	-	(589)	-
Non-cash tax adjustments	(1,502)	780	87	7,359
Amortization of intangible assets	403	357	1,074	1,071
Stock-based compensation expense	3,232	765	5,245	1,827
Acquisition-related expense	672	-	815	-
Management transition	204	-	337	-
Facility exit expense	-	-	-	305
Non-GAAP net income	$2,533	$3,822	$10,863	$10,875

Weighted average number of shares:
Diluted	83,182	74,988	78,389	74,483

GAAP net income per share - Diluted	$0.00	$0.03	$0.06	$0.16
Gain on patent sale	-	-	-	(0.16)
Gain on escrow settlement	(0.01)	-	(0.01)	-
Gain on disposal of discontinued operations	-	-	(0.01)	-
Non-cash tax adjustments	(0.02)	0.01	-	0.10
Amortization of intangible assets	0.01	-	0.02	0.01
Stock-based compensation expense	0.04	0.01	0.07	0.03
Acquisition-related expense	0.01	-	0.01	-
Management transition	-	-	-	-
Facility exit expense	-	-	-	0.01
Non-GAAP net income per share - Diluted	$0.03	$0.05	$0.14	$0.15

GAAP net income percentage of revenue	0%	7%	5%	16%
Gain on patent sale	-	-	-	-16%
Gain on escrow settlement	-2%	-	-1%	-
Gain on disposal of discontinued operations	-	-	-1%	-
Non-cash tax adjustments	-4%	3%	-	10%
Amortization of intangible assets	1%	1%	1%	1%
Stock-based compensation expense	10%	3%	7%	2%
Acquisition-related expense	2%	-	1%	-
Management transition	1%	-	-	-
Facility exit expense	-	-	-	1%
Non-GAAP net income percentage of revenue	8%	14%	12%	14%